SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, DC  20549

	__________


	FORM 8-K

	CURRENT REPORT
	PURSUANT TO SECTION 13 OR 15(D) OF THE
	SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)
October 3, 1996


	GENERAL RE CORPORATION
	(Exact Name of Registrant as Specified in Charter)

	Delaware	1-8026	06-1026471
	(State or Other Jurisdiction	(Commission
(IRS Employer of Incorporation)	File Number)	Identification No.)


Financial Centre, P.O. Box 10350, Stamford, Connecticut	06904-2350
(Address of Principal Executive Offices)		(Zip Code)

 (203) 328-5000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)


Item 5.  Other Events.

	On October 3, 1996, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July
1, 1996, by and among General Re Corporation, a Delaware corporation ("General Re"), N Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of General Re ("Sub"), and National Re Corporation, a former Delaware corporation ("National Re"), National Re was merged with and into Sub (the "Merger") with Sub as the surviving corporation. Immediately following the Merger, the name of the surviving corporation was changed to "National Re Corporation". As a result of the Merger, each share of National Re common stock, no par value per share (the "Shares"), was converted into the right to receive, in accordance with the elections filed by the stockholders of National Re, (a) $53.00 per Share in cash, without interest thereon, or (b) .37262 shares of General Re's common stock, par value $.50 per share, for each Share. Stockholders of National Re who did not submit valid elections will be entitled to receive .37262 shares of General Re's common stock for each Share.

	A copy of the press release issued by General Re announcing the consummation of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 7.   Financial Statements, Pro Forma Financial
Information and Exhibits.

		(c)  Exhibits.

99.1		Text of Press Release issued by General Re
Corporation on October 3, 1996 announcing the consummation of the Merger.


	SIGNATURES

		Pursuant to the requirements of the Securities
Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 3, 1996

		GENERAL RE CORPORATION


		By: 	/s/ ELIZABETH A. MONRAD
			Elizabeth A. Monrad
			Vice President and Treasurer